                                 PROMISSORY NOTE

$1,000,000.00                                             Boston, Massachusetts
                                                                    May 6, 1998

         FOR VALUE RECEIVED, IgX Corp., a Delaware corporation (the "Company"), hereby promises to pay to NEGF II, L.P., or order (in each case, the "Holder"), in lawful money of the United States at the address of the Holder set forth below, the principal sum of One Million Dollars ($1,000,000.00), together with interest on the unpaid principal at the simple rate of nine percent (9%) per annum, to be computed on the basis of a three hundred sixty-five (365) day year, actual days elapsed. Unpaid principal together with all accrued interest shall be due and payable upon the earlier of (i) the initial public offering of the Company, (ii) a merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company, (iii) any other liquidity event, which, in the judgment of the Board of Directors of the Company, would allow the Company to pay such indebtedness or (iv) May 6, 2008. This Promissory Note (the "Note") may be prepaid, in whole or in part, at any time without premium or penalty.

         In connection with the issuance of this Note, the Company shall issue to the Holder a Warrant to Purchase Common Stock for 370,000 shares of Common Stock of the Company exercisable at $0.01 per share.

         If payment on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

         Immediately upon the occurrence of an "Event of Default" (as defined below), the holder of this Note may, at its option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. An Event of Default shall be defined as each of the following: (i) failure of the Company to make any payment of interest and/or principal when due and the failure to cure the same within ten (10) days after receiving notice thereof; (ii) the Company shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (iii) an involuntary petition shall be filed against the Company under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within thirty (30) days of the date thereof.

         The Company hereby waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, all without in any way affecting the liability of the Company.

         If the Holder should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of the Company, the Company shall be liable to pay to holder immediately and without demand all reasonable costs and expenses of collection incurred by the Holder, including without limitation reasonable attorney's fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court.

         If, for any reason, performance of any provision of the Note, at the time performance of such provision shall be due, shall involve exceeding the highest lawful rate of interest prescribed by the law controlling the Note, then, ipso facto, the obligations to be performed shall be reduced to the highest lawful rate. If, for any reason, the Holder shall receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied immediately and automatically to the reduction of the unpaid balance of the principal amount and not to payment of interest. The provisions of this paragraph shall control every other provision of this Note.

         The provisions of this Note are intended by the Company to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

         This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

         Any notice or other communication, except for payment hereunder, required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to the Company:         IgX Corp.
                           c/o Henry & Co.
                           4370 La Jolla Village Drive, Suite 400
                           San Diego, California 92122-1251

If to the Holder:          NEGF II, L.P.
                           Attention: John F. Rousseau, Jr.
                           One Boston Place, Suite 2100
                           Boston, Massachusetts 02108

Any payment shall be deemed made upon receipt by the Holder. The Holder or the Company may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

         To the maximum extent permitted by law or by any applicable governmental authority, this Note may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document, with the original Note to follow immediately by overnight courier.

         IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.


                                            IgX CORP.

                                            By:/s/ Albert J. Henry
                                               -------------------------------
                                                   Albert J. Henry, Chairman

                                PROMISSORY NOTE

                                                                Dover, Delaware
$3,544,311.77                                                 December 23, 1997

         FOR VALUE RECEIVED, IgX Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to Henry Venture II Limited, an Isle of Man entity or order (the "Holder"), at such location as the Holder shall designate from time to time, the principal amount of Three Million Dollars ($3,000,000.00), along with an aggregate of Five Hundred Forty-Four Thousand Three Hundred Eleven Dollars and Seventy-Seven Cents ($544,311.77) in accrued and unpaid interest through December 31, 1997, together with additional interest on the unpaid principal balance at a rate equal to nine percent (9%) per annum. Interest shall be calculated based on a three hundred sixty-five
(365) day year, actual days elapsed. The principal balance hereof, along with an aggregate of Five Hundred Forty-Four Thousand Three Hundred Eleven Dollars and Seventy-Seven Cents ($544,311.77) in accrued and unpaid interest through December 31, 1997, together with all accrued and unpaid interest, shall be due and payable in full on December 31, 2001. This Promissory Note (the "Note") may be prepaid, in whole or in part, at any time without premium or penalty.

         The Borrower hereby waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note. The right to plead any and all statutes of limitations as a defense to any demand on this Note is expressly waived by the Borrower to the fullest extent permitted by law.

         If the Holder should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder due to an Event of Default (as defined below), the Borrower shall be liable to pay to the Holder immediately and without demand all costs and expenses of collection incurred by the Holder, including, without limitation, attorney's fees, whether or not suit or other action or proceeding be instituted and specifically including, without limitation, collection efforts that may be made through a bankruptcy court. For purposes of this Note, there shall be an "Event of Default" if Borrower (i) fails to make any payment of principal hereunder, (ii) admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or (iii) an involuntary petition is filed against the Borrower under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within thirty (30) days of the date thereof.

         The provisions of this Note are intended by the Borrower to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof. This Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed wholly within Delaware.

         IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

                                    IGX CORP.

                                    By:/s/ Albert J. Henry
                                       -----------------------------------------
                                       Albert J. Henry, Chairman

                      [Signature Page to Promissory Note]

                                PROMISSORY NOTE

$328,547.66                                                     Dover, Delaware
                                                              December 23, 1997

         FOR VALUE RECEIVED, IgX Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to Henry Venture II Limited, an Isle of Man entity or order (the "Holder"), at such location as the Holder shall designate from time to time, the principal amount of Three Hundred Twenty-Eight Thousand Five Hundred Forty-Seven Dollars and Sixty-Six Cents ($328,547.66), together with additional interest on the unpaid principal balance at a rate equal to nine percent (9%) per annum. Interest shall be calculated based on a three hundred sixty-five (365) day year, actual days elapsed. The entire principal balance hereof, together with all accrued and unpaid interest, shall be due and payable in full on demand. This Promissory Note (the "Note") may be prepaid, in whole or in part, at any time without premium or penalty.

         The Borrower hereby waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note. The right to plead any and all statutes of limitations as a defense to any demand on this Note is expressly waived by the Borrower to the fullest extent permitted by law.

         If the Holder should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder due to an Event of Default (as defined below), the Borrower shall be liable to pay to the Holder immediately and without demand all costs and expenses of collection incurred by the Holder, including, without limitation, attorney's fees, whether or not suit or other action or proceeding be instituted and specifically including, without limitation, collection efforts that may be made through a bankruptcy court. For purposes of this Note, there shall be an "Event of Default" if Borrower (i) fails to make any payment of principal hereunder, (ii) admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or (iii) an involuntary petition is filed against the Borrower under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within thirty (30) days of the date thereof.

         The provisions of this Note are intended by the Borrower to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof. This Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed wholly within Delaware.

         IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

                                        IGX CORP.


                                        By:/s/ Albert J. Henry
                                           ------------------------------------
                                           Albert J. Henry, Chairman

                      [Signature Page to Promissory Note]

                         UNANIMOUS WRITTEN CONSENT OF
                      THE BOARD OF DIRECTORS OF IgX CORP.

         The undersigned, being all of the directors of IgX Corp., a Delaware corporation (the "Corporation"), acting pursuant to Section 141 of the Delaware General Corporation Law and the Article II, Section 11 of the Bylaws of the Corporation, do hereby adopt the following recitals and resolutions by unanimous written consent, effective as of August 30, 1996, which shall have the same force and effect as if unanimously adopted at a duly convened meeting of the Board of Directors of the Corporation, and a copy of which shall be filed with the minutes of the Corporation:

1.       Conversion of Debt to Equity.

         WHEREAS, there exists a short-term, unsecured debt in the sum of $4,172,191 (the "Debt") due and owing from the Corporation to Henry Venture II Limited, an Isle of Man corporation ("HV II").

         WHEREAS, by mutual agreement among the Corporation, HV II and IgX Limited, a company incorporated under the laws of Ireland and the sole stockholder of the Corporation ("IgX Limited"), it is proposed that the Debt be converted to equity (the "Conversion") on the following terms: (i) HV II will receive newly-issued, non-voting, non-convertible, redeemable preferred shares in IgX Limited, which shares would carry a dividend at the rate of 9% per annum on an accumulative basis; and (ii) the Debt would be extinguished by IgX Limited as a contribution in capital to the Corporation.

         WHEREAS, the Board of Directors deems the Conversion to be in the best interests of the Corporation and its stockholders.

         RESOLVED, that the Corporation shall enter into the Conversion, and that the officers of the Corporation, and each of them, are authorized and directed in the name of the Corporation and on its behalf, to prepare, execute and deliver such agreements, documents and instruments as such officers may deem necessary and appropriate in effectuating the Conversion, along with any additional changes or modifications as such officers in their sole discretion may approve, such approval to be conclusively evidenced by the execution and delivery thereof.

2.       General Authority.

         RESOLVED, that any and all actions, whether previously or subsequently taken by the officers of the Corporation which are consistent with the intents and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

         RESOLVED, FURTHER, that the officers of the Corporation, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions and the transactions contemplated therein.

                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned directors have executed this Unanimous Written Consent of the Board of Directors of IgX Corp. effective as of the date first written above. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This instrument may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned directors.

                                       /s/ Albert J. Henry
                                       ---------------------------
                                       Albert J. Henry

                                       /s/ Richard A. Breakie
                                       ---------------------------
                                       Richard A. Breakie

                                       /s/ Kenneth D. Polin
                                       ---------------------------
                                       Kenneth D. Polin

                          [Counterpart Signature Page
          to Written Consent of the Board of Directors of IgX Corp.]



                                     -3-